Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Core Bond Trust (BHK)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust (BIT)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Dynamic High Income - Preferred Stock Portfolio
(BR-DHI-PS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Managed Income - Preferred Stock Portfolio (BR-
MI-PS)
BlackRock Credit Strategies Income - Investment Grade (BR-
MSBIG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-24-2017

Security Type:
BND/CORP


Issuer
Morgan Stanley (2049)

Selling
Underwriter
Morgan Stanley & Co. LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  UBS Securities LLC for UBS-
PACE

List of
Underwriter(s)
    Morgan Stanley & Co. LLC, Citigroup
Global Markets Inc., Goldman, Sachs & Co.,
J.P. Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, MUFG
Securities Americas Inc., RBC Capital
Markets, LLC, UBS Securities LLC, Wells
Fargo Securities, LLC, ABN AMRO Securities
(USA) LLC, ANZ Securities, Inc., Barclays
Capital Inc., BB&T Capital Markets, a
division of BB&T Securities, LLC, Capital
One Southcoast, Inc., Citizens Capital
Markets, Inc., Deutsche Bank Securities
Inc., FTN Financial Securities Corp., ING
Financial Markets LLC, Keefe, Bruyette &
Woods, Inc., PNC Capital Markets LLC, RBS
Securities Inc., Scotia Capital (USA)
Inc., SG Americas Securities LLC, TD
Securities (USA) LLC, UniCredit Capital
Markets LLC, U.S. Bancorp Investments,
Inc., Academy Securities, Inc., Apto
Partners, LLC, Blaylock Beal Van, LLC,
CastleOak Securities, L.P., Drexel
Hamilton, LLC, Great Pacific Securities,
Lebenthal & Co., LLC, Loop Capital Markets
LLC, Mischler Financial Group, Inc.,
Multi-Bank Securities, Inc., Samuel A.
Ramirez & Company, Inc., Siebert Cisneros
Shank & Co., L.L.C., Telsey Advisory Group
LLC, The Williams Capital Group, L.P.


Transaction Details

Date of Purchase
01-24-2017


Purchase
Price/Share
(per share / %
of par)
$25

Total
Commission,
Spread or
Profit
3.150%


1.	Aggregate Principal Amount Purchased
(a+b)
7,200,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
4,776,090

b. Other BlackRock Clients
2,423,910

2.	Aggregate Principal Amount of
Offering
40,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.18


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
01-26-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
01-26-2017

Global Syndicate Team Member